UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2026

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, New York, NY 10022

(address of principal executive offices)

(212) 419-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	OWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.03 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 18, 2026, Blue Owl Finance LLC (the “Issuer”), an indirect subsidiary of Blue Owl Capital Inc. (the “Company”), and the Company, Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC, each a direct or indirect subsidiary of the Company (collectively, the “Guarantors”), completed an offering of $750,000,000 aggregate principal amount of its 6.750% Senior Notes due 2036 (the “Notes”), pursuant to an indenture dated as of April 18, 2024 (the “Base Indenture”), as supplemented by the second supplemental indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), with Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes have been registered under the Securities Act of 1933, as amended, by an automatically effective shelf registration statement on Form S-3ASR (Registration No. 333-279546) filed with the U.S. Securities and Exchange Commission on May 20, 2024.

The Notes bear interest at a rate of 6.750% per annum accruing from August 18, 2026. Interest is payable semi-annually in arrears on February 18 and August 18 of each year, commencing on February 18, 2027. The Notes will mature on August 18, 2036, unless earlier redeemed or repurchased. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors. All or a portion of the Notes may be redeemed at the Issuer’s option in whole, at any time, or in part, from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Notes; provided, however, that if the Issuer redeems any Notes on or after May 18, 2036 (the date falling three months prior to their stated maturity), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes redeemed, in each case, plus accrued and unpaid interest, if any, to, but excluding the date of redemption. If a change of control repurchase event occurs, the Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or lease assets. The Indenture also provides for customary events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically will become due and payable.

The preceding is a summary of the terms of the Indenture and the Notes, and is qualified in its entirety by reference to the Base Indenture attached hereto as Exhibit 4.1, the Second Supplemental Indenture attached hereto as Exhibit 4.2 and the form of the Notes attached hereto as Exhibit 4.3, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 8.01.	Other Events.

Underwriting Agreement

In connection with the issuance and sale of the Notes, the Issuer and the Guarantors entered into an underwriting agreement, dated August 11, 2026 (the “Underwriting Agreement”), with BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Opinion of Counsel

The opinion of Kirkland & Ellis LLP, relating to the legality of the Notes and the Guarantees, is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 11, 2026, by and among Blue Owl Finance LLC, the guarantors party thereto and BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC

4.1	Indenture, dated as of April 18, 2024, by and among Blue Owl Finance LLC, as issuer, the guarantors named therein and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Blue Owl Capital Inc.’s Current Report on Form 8-K filed on April 18, 2024)

4.2	Second Supplemental Indenture, dated as of August 18, 2026, by and among Blue Owl Finance LLC, as issuer, the guarantors named therein and Wilmington Trust, National Association, as trustee

4.3	Form of 6.750% Senior Notes due 2036 (included in Exhibit 4.2 hereto)

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.
Dated: August 18, 2026
	By:	/s/ Neena A. Reddy
	Name:	Neena A. Reddy
	Title:	General Counsel and Secretary